================================================================================
Exhibit 4(a)


                              TXU ELECTRIC COMPANY
                (FORMERLY TEXAS UTILITIES ELECTRIC COMPANY)


                                       TO



                              THE BANK OF NEW YORK,
                         (FORMERLY IRVING TRUST COMPANY)


                                          TRUSTEE UNDER THE TEXAS UTILITIES
                                          ELECTRIC COMPANY MORTGAGE AND
                                          DEED OF TRUST, DATED AS OF
                                          DECEMBER 1, 1983



                             ----------------------


                       SIXTY-SECOND SUPPLEMENTAL INDENTURE




                        PROVIDING AMONG OTHER THINGS FOR
                              FIRST MORTGAGE BONDS,
                   FLOATING RATE SERIES C DUE JUNE 15, 2003



                             ----------------------


                            DATED AS OF JULY 1, 2001



================================================================================


          THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A UTILITY
        THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS

          THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A UTILITY
        THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS



                       SIXTY-SECOND SUPPLEMENTAL INDENTURE


                             ----------------------

      INDENTURE, dated as of July 1, 2001, between TXU ELECTRIC COMPANY (formerly Texas Utilities Electric Company), a corporation of the State of Texas, whose address is Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201 (hereinafter sometimes called the Company), and THE BANK OF NEW YORK (formerly Irving Trust Company), a corporation of the State of New York, whose address is 101 Barclay Street, New York, New York 10286 (hereinafter sometimes called the Trustee), Trustee under the Mortgage and Deed of Trust, dated as of December 1, 1983 (hereinafter called the Original Indenture, the Original Indenture and any and all indentures and instruments supplemental thereto being hereinafter sometimes collectively called the Mortgage), which Original Indenture was executed and delivered by said Texas Utilities Electric Company to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which Mortgage is made, this Indenture (hereinafter called the Sixty-second Supplemental Indenture) being supplemental thereto;

      WHEREAS, said Original Indenture was recorded or filed as required in the State of Texas; and

      WHEREAS, the Company executed and delivered to the Trustee the following supplemental indentures:



                                   DESIGNATION                                     DATED AS OF
                                   -----------                                     -----------
First Supplemental Indenture.................................................      April 1, 1984
Second Supplemental Indenture................................................      September 1, 1984
Third Supplemental Indenture.................................................      April 1, 1985
Fourth Supplemental Indenture................................................      August 1, 1985
Fifth Supplemental Indenture.................................................      September 1, 1985
Sixth Supplemental Indenture.................................................      December 1, 1985
Seventh Supplemental Indenture...............................................      March 1, 1986
Eighth Supplemental Indenture................................................      May 1, 1986
Ninth Supplemental Indenture.................................................      October 1, 1986
Tenth Supplemental Indenture.................................................      December 1, 1986
Eleventh Supplemental Indenture..............................................      December 1, 1986
Twelfth Supplemental Indenture...............................................      February 1, 1987
Thirteenth Supplemental Indenture............................................      March 1, 1987
Fourteenth Supplemental Indenture............................................      April 1, 1987
Fifteenth Supplemental Indenture.............................................      July 1, 1987
Sixteenth Supplemental Indenture.............................................      September 1, 1987

                                            2


                                   DESIGNATION                                     DATED AS OF
                                   -----------                                     -----------
Seventeenth Supplemental Indenture...........................................      October 1, 1987
Eighteenth Supplemental Indenture............................................      March 1, 1988
Nineteenth Supplemental Indenture............................................      May 1, 1988
Twentieth Supplemental Indenture.............................................      September 1, 1988
Twenty-first Supplemental Indenture..........................................      November 1, 1988
Twenty-second Supplemental Indenture.........................................      January 1, 1989
Twenty-third Supplemental Indenture..........................................      August 1, 1989
Twenty-fourth Supplemental Indenture.........................................      November 1, 1989
Twenty-fifth Supplemental Indenture..........................................      December 1, 1989
Twenty-sixth Supplemental Indenture..........................................      February 1, 1990
Twenty-seventh Supplemental Indenture........................................      September 1, 1990
Twenty-eighth Supplemental Indenture.........................................      October 1, 1990
Twenty-ninth Supplemental Indenture..........................................      October 1, 1990
Thirtieth Supplemental Indenture.............................................      March 1, 1991
Thirty-first Supplemental Indenture..........................................      May 1, 1991
Thirty-second Supplemental Indenture.........................................      July 1, 1991
Thirty-third Supplemental Indenture..........................................      February 1, 1992
Thirty-fourth Supplemental Indenture.........................................      April 1, 1992
Thirty-fifth Supplemental Indenture..........................................      April 1, 1992
Thirty-sixth Supplemental Indenture..........................................      June 1, 1992
Thirty-seventh Supplemental Indenture........................................      June 1, 1992
Thirty-eighth Supplemental Indenture.........................................      August 1, 1992
Thirty-ninth Supplemental Indenture..........................................      October 1, 1992
Fortieth Supplemental Indenture..............................................      November 1, 1992
Forty-first Supplemental Indenture...........................................      December 1, 1992
Forty-second Supplemental Indenture..........................................      March 1, 1993
Forty-third Supplemental Indenture...........................................      April 1, 1993
Forty-fourth Supplemental Indenture..........................................      April 1, 1993
Forty-fifth Supplemental Indenture...........................................      May 1, 1993
Forty-sixth Supplemental Indenture...........................................      July 1, 1993
Forty-seventh Supplemental Indenture.........................................      October 1, 1993
Forty-eighth Supplemental Indenture..........................................      November 1, 1993
Forty-ninth Supplemental Indenture...........................................      May 1, 1994
Fiftieth Supplemental Indenture..............................................      May 1, 1994
Fifty-first Supplemental Indenture...........................................      August 1, 1994
Fifty-second Supplemental Indenture..........................................      April 1, 1995
Fifty-third Supplemental Indenture...........................................      June 1, 1995
Fifty-fourth Supplemental Indenture..........................................      October 1, 1995
Fifty-fifth Supplemental Indenture...........................................      March 1, 1996
Fifty-sixth Supplemental Indenture...........................................      September 1, 1996
Fifty-seventh Supplemental Indenture.........................................      February 1, 1997
Fifty-eighth Supplemental Indenture..........................................      July 1, 1997
Fifth-ninth Supplemental Indenture...........................................      March 1, 1999

                                            3


                                   DESIGNATION                                     DATED AS OF
                                   -----------                                     -----------

Sixtieth Supplemental Indenture..............................................      December 1, 2000
Sixty-first Supplemental Indenture...........................................      February 1, 2001


which supplemental indentures were or are to be recorded or filed as required in the State of Texas; and

      WHEREAS, by the Original Indenture, the Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the Lien of the Mortgage any property thereafter acquired and intended to be subject to the Lien thereof; and

      WHEREAS, in addition to the property described in the Original Indenture, the Company has acquired certain other property, rights and interests in property; and

      WHEREAS, the Company has heretofore issued as of June 30, 2001, in accordance with the provisions of the Original Indenture, as heretofore supplemented, the following series of First Mortgage and Collateral Trust Bonds and First Mortgage Bonds:



                                                                               Principal Amount        Principal Amount
                                 Series                                             Issued                Outstanding
                                 ------                                        ----------------        ----------------
12% Series due March 1, 1985 .....................................             $    1,000,000                   None
13 5/8% Series due April 1, 2014 .................................                100,000,000                   None
13 1/2% Series due September 1, 2014 .............................                150,000,000                   None
12 7/8 % Series due April 1, 2015 ................................                150,000,000                   None
12% Series due August 1, 2015 ....................................                100,000,000                   None
12% Series due September 1, 2015 .................................                 75,000,000                   None
11 1/8% Series due December 1, 2015 ..............................                150,000,000                   None
9 3/8% Series due March 1, 2016 ..................................                200,000,000                   None
9 3/4% Series due May 1, 2016.....................................                200,000,000                   None
Pollution Control Series C........................................                 70,000,000                   None
Pollution Control Series D........................................                200,000,000                   None
9 1/2% Series due December 1, 2016................................                300,000,000                   None
9 1/4% Series due February 1, 2017................................                250,000,000                   None
Pollution Control Series E........................................                100,000,000                   None
10 1/2% Series due April 1, 2017..................................                250,000,000                   None
9 1/2% Series due July 1, 1997....................................                150,000,000                   None
10 1/2% Series due July 1, 2017...................................                150,000,000                   None
Pollution Control Series F........................................                 55,000,000                   None
Pollution Control Series G........................................                 12,000,000                   None
Pollution Control Series H........................................                112,000,000                   None
Pollution Control Series I........................................                100,000,000                   None

                                       4

                                                                               Principal Amount        Principal Amount
                                 Series                                             Issued                Outstanding
                                 ------                                        ----------------        ----------------

10 3/8% Series due May 1, 1998....................................                150,000,000                   None
11 3/8% Series due May 1, 2018....................................                150,000,000                   None
Secured Medium-Term Notes, Series A ..............................                300,000,000                   None
10.44% Series due November 1, 2008 ...............................                150,000,000                   None
Pollution Control Series J .......................................             $  100,000,000                   None
9 1/2% Series due August 1, 1999 .................................                200,000,000                   None
10% Series due August 1, 2019 ....................................                100,000,000                   None
9 7/8% Series due November 1, 2019 ...............................                150,000,000                   None
Secured Medium-Term Notes, Series B...............................                150,000,000           $ 69,200,000
Pollution Control Series K........................................                 50,000,000                   None
Pollution Control Series L........................................                 40,000,000                   None
10 5/8% Series due September 1, 2020..............................                250,000,000                   None
Secured Medium-Term Notes, Series C...............................                150,000,000                   None
8 1/4% Pollution Control Series due October 1, 2020 ..............                 11,000,000                   None
7 7/8% Pollution Control Series due March 1, 2021 ................                100,000,000                   None
9 3/4% Series due May 1, 2021.....................................                300,000,000            127,747,000
Pollution Control Series M due June 1, 2021.......................                 86,250,000                   None
Pollution Control Series N due June 1, 2021.......................                 57,500,000                   None
Pollution Control Series O due June 1, 2021.......................                 57,500,000                   None
Pollution Control Series P due June 1, 2021 ......................                115,000,000                   None
8 1/8% Series due February 1, 2002 ...............................                150,000,000            150,000,000
8 7/8 % Series due February 1, 2022 ..............................                175,000,000            112,200,000
8 1/4% Series due April 1, 2004 ..................................                100,000,000            100,000,000
9% Series due April 1, 2022 ......................................                100,000,000                   None
6 3/4% Pollution Control Series due April 1, 2022 ................                 50,000,000             50,000,000
7 1/8% Series due June 1, 1997 ...................................                150,000,000                   None
8% Series due June 1, 2002 .......................................                147,000,000            147,000,000
6 5/8% Pollution Control Series due June 1, 2022 .................                 33,000,000             33,000,000
6 3/8% Series due August 1, 1997 .................................                175,000,000                   None
7 3/8% Series due August 1, 2001 .................................                150,000,000            145,000,000
8 1/2% Series due August 1, 2024 .................................                175,000,000            115,400,000
6.70% Pollution Control Series due October 1, 2022 ...............                 16,935,000             16,935,000
6.55 % Pollution Control Series due October 1, 2022 ..............                 40,000,000             40,000,000
7 3/8% Series due November 1, 1999 ...............................                100,000,000                   None
8 3/4% Series due November 1, 2023 ...............................                200,000,000            102,550,000
6 1/2% Pollution Control Series due December 1, 2027 .............                 46,660,000             46,660,000
6 3/4% Series due March 1, 2003 ..................................                200,000,000            194,475,000
7 7/8% Series due March 1, 2023...................................                300,000,000            223,770,000
6.05% Pollution Control Series due April 1, 2025..................                 90,000,000             90,000,000
6.10 % Pollution Control Series due April 1, 2028 ................                 50,000,000             50,000,000
5 7/8% Series due April 1, 1998 ..................................                175,000,000                   None
6 3/4% Series due April 1, 2003 ..................................                100,000,000             95,000,000

                                       5


                                                                               Principal Amount        Principal Amount
                                 Series                                             Issued                Outstanding
                                 ------                                        ----------------        ----------------

7 7/8% Series due April 1, 2024...................................                225,000,000            132,743,000
Pollution Control Series due June 1, 2023.........................                115,000,000             78,987,750
5 3/4% Series due July 1, 1998....................................                150,000,000                   None
6 3/4% Series due July 1, 2005....................................                100,000,000             92,000,000
7 5/8% Series due July 1, 2025....................................             $  250,000,000           $214,750,000
5 1/2% Series due October 1, 1998.................................                125,000,000                   None
6 1/4% Series due October 1, 2004.................................                125,000,000            120,595,000
7 3/8% Series due October 1, 2025.................................                300,000,000            178,000,000
5 1/2% Pollution Control Series due May 1, 2022...................                 50,000,000             50,000,000
5.55% Pollution Control Series due May 1, 2022 ...................                 75,000,000             75,000,000
5.85% Pollution Control Series due May 1, 2022 ...................                 33,465,000             33,465,000
Floating Rate Series due May 1, 1999 .............................                300,000,000                   None
Pollution Control Series Q due May 1, 2029........................                 45,045,500                   None
Pollution Control Series R due May 1, 2029 .......................                 45,045,500                   None
0% Series due 1994................................................              1,013,831,000                   None
Pollution Control Series S due April 1, 2030......................                 58,270,500             58,270,500
Pollution Control Series T due April 1, 2030......................                 18,400,000             18,400,000
Pollution Control Series U........................................                136,108,250                   None
Pollution Control Series V........................................                136,108,250                   None
Pollution Control Series W........................................                 13,857,500             13,857,500
Pollution Control Series X........................................                 21,246,250             21,246,250
Secured Medium-Term Notes, Series D ..............................                201,150,000             60,000,000
Pollution Control Series Y........................................                 28,819,000             28,819,000
Pollution Control Series Z........................................                 66,642,500             66,642,500
Pollution Control Series AA.......................................                 28,750,000             28,750,000
Pollution Control Series AB.......................................                 28,750,000             28,750,000
Pollution Control Series AC.......................................                 70,397,250             70,397,250
Pollution Control Series AD.......................................                 57,500,000             57,500,000
Pollution Control Series AE.......................................                 57,500,000             57,500,000
Pollution Control Series AF.......................................                 36,000,750             36,000,750
Pollution Control Series AG.......................................                 28,801,750             28,801,750
Pollution Control Series AH.......................................                 33,079,750             33,079,250
Pollution Control Series AI.......................................                 59,253,750             59,253,750
Pollution Control Series AJ.......................................                 13,800,000             13,800,000
Pollution Control Series AK.......................................                250,163,335                   None
Floating Rate Series A due December 20, 2002......................                150,000,000            150,000,000
Floating Rate Series B due December 20, 2002......................                425,000,000            425,000,000
Collateral Series A...............................................              3,839,650,000                   None


which bonds are also hereinafter sometimes called bonds of the First through One Hundred First Series, respectively; and

      WHEREAS, Section 2.01 of the Original Indenture provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company, and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also have such omissions or modifications or contain such provisions not prohibited by the provisions of the Mortgage as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and

      WHEREAS, Section 22.04 of the Original Indenture provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted, or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations, restrictions or provisions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, or may establish the terms and provisions of any series of bonds other than the First Series, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to be recorded in all of the states in which any property at the time subject to the Lien of the Mortgage shall be situated; and

      WHEREAS, the Company now desires to create a new series of bonds and to add to its covenants and agreements contained in the Mortgage certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Mortgage; and

      WHEREAS, the execution and delivery by the Company of this Sixty-second Supplemental Indenture, and the terms of the bonds of the One Hundred Second Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate resolutions of said Board of Directors;

      NOW, THEREFORE, THIS INDENTURE WITNESSETH: That the Company, in consideration of the premises and of Ten Dollars to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of said bonds, hath granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over and confirmed and granted a security interest in and by these presents doth grant, bargain, sell, release, convey, assign, transfer, mortgage, hypothecate, affect, pledge, set over and confirm and grant a security interest in (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Original Indenture) unto The Bank of New York, Trustee under the Mortgage, and to its successor or successors in said trust, and to said Trustee and its successors and assigns forever, all properties of the Company, real, personal and mixed, of the kind or nature specifically mentioned in the Original Indenture, as heretofore supplemented, or of any other kind or nature acquired by the Company on or after the date of the execution and delivery of the Original Indenture (except any herein or in the Original Indenture expressly excepted), now owned or, subject to the provisions of Section 18.03 of the Original Indenture, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same, the scope and intent of the foregoing or of any general description contained in this Sixtieth Supplemental Indenture) all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same; all power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, waterways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto; all telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water wheels, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, turbines, electric, gas and other machines, prime movers, regulators, meters, transformers, generators (including, but not limited to, engine driven generators and turbo-generator units), motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, towers, overhead conductors and devices, underground conduits, underground conductors and devices, wires, cables, tools, implements, apparatus, storage battery equipment, and all other fixtures and personalty; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith and (except as herein or in the Original Indenture expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Original Indenture described.

      TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section
13.01 of the Original Indenture) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

      IT IS HEREBY AGREED by the Company that, subject to the provisions of
Section 18.03 of the Original Indenture, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Original Indenture expressly excepted, shall be and are as fully granted and conveyed hereby and as fully embraced within the Lien of the Original Indenture and the Lien hereof as if such property, rights and franchises were now owned by the Company and were specifically described herein and conveyed hereby.

      PROVIDED that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder, nor is a security interest therein hereby or by the Original Indenture, as heretofore supplemented, granted or intended to be granted, and the same are hereby expressly excepted from the Lien and operation of the Original Indenture, as heretofore supplemented, and from the Lien and operation of this Sixty-second Supplemental Indenture, viz.: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereinbefore or hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business or for the purpose of repairing or replacing (in whole or in part) any rolling stock, buses, motor coaches, automobiles or other vehicles or aircraft or boats, ships, or other vessels and any fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; rolling stock, buses, motor coaches, automobiles and other vehicles and all aircraft; boats, ships and other vessels; all timber, minerals, mineral rights and royalties; (3) bills, notes and other instruments and accounts receivable, judgments, demands, general intangibles and choses in action, and all contracts, leases and operating agreements not specifically pledged hereunder or under the Mortgage or covenanted so to be; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the Lien of the Mortgage; (5) electric energy, gas, water, steam, ice, and other materials or products generated, manufactured, produced, or purchased by the Company for sale, distribution or use in the ordinary course of its business; (6) any natural gas wells or natural gas leases or natural gas transportation lines or other works or property used primarily and principally in the production of natural gas or its transportation, primarily for the purpose of sale to natural gas customers or to a natural gas distribution or pipeline company, up to the point of connection with any distribution system; and (7) the Company's franchise to be a corporation; provided, however, that the property and rights expressly excepted from the Lien and operation of the Original Indenture and this Sixty-second Supplemental Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the Trustee or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XV of the Original Indenture by reason of the occurrence of a Default.

      TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed or in which a security interest has been granted by the Company as aforesaid, or intended so to be (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Original Indenture), unto The Bank of New York, Trustee, and its successors and assigns forever.

      IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Original Indenture, as heretofore supplemented, this Sixty-second Supplemental Indenture being supplemental to the Original Indenture.

      AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Original Indenture, as heretofore supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successors as Trustee of said property, in the same manner and with the same effect as if said property had been owned by the Company at the time of the execution of the Original Indenture, and had been specifically and at length described in and conveyed to said Trustee by the Original Indenture as a part of the property therein stated to be conveyed.

      The Company further covenants and agrees to and with the Trustee and its successors in said trust under the Mortgage, as follows:


                                  ARTICLE I.
                       ONE HUNDRED SECOND SERIES OF BONDS

      SECTION 1.1 There shall be a series of bonds designated "Floating Rate Series C due June 15, 2003" (herein sometimes referred to as the One Hundred Second Series), each of which shall also bear the descriptive title "First Mortgage Bond", and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the One Hundred Second Series shall mature on June 15, 2003 and shall be issued as fully registered bonds in denominations of One Hundred Thousand Dollars and in any integral multiples of Ten Thousand Dollars in excess thereof (the exercise of such option to be evidenced by the execution and delivery thereof); they shall bear interest at the per annum interest rate (Interest Rate) determined by the Calculation Agent on each Interest Determination Date, as such terms are defined below, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (each an Interest Payment Date), commencing September 15, 2001; the principal of and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Bonds of the One Hundred Second Series shall be dated as in Section 2.03 of the Original Indenture provided. The Interest Rate shall not exceed the maximum rate permitted by law.

      The Calculation Agent for bonds of the One Hundred Second Series shall be The Bank of New York, or its successor as Calculation Agent. At any time, the Company may designate a successor Calculation Agent, who may be any person or entity who is eligible to be a successor Trustee or co-trustee under the Mortgage or who is independent as such term is defined in the Mortgage.

      "Interest Determination Date" for each Interest Period for bonds of the One Hundred Second Series shall be the second London Business Day immediately preceding the first day of such Interest Period.

      "Interest Period" for bonds of the One Hundred Second Series shall mean a period commencing on an Interest Payment Date and ending on the calendar day preceding the next succeeding Interest Payment Date; provided that the first Interest Period shall commence on July 2, 2001.

      "LIBOR" for any Interest Determination Date will be the rate for Three Month Deposits, as that rate appears on Telerate Page 3750, or a successor reporter of such rates selected by the Calculation Agent and acceptable to the Company, at approximately 11:00 a.m., London time, on the Interest Determination Date (Reported Rate); provided, however, that in certain circumstances described below, LIBOR will be determined in an alternative manner.

      "London Business Day" for bonds of the One Hundred Second Series shall mean any day on which dealings in deposits in U.S. dollars are transacted, or, with respect to any future date, are expected to be transacted, in the London interbank market.

      "Representative Amount" for purposes of calculating the Interest Rate for bonds of the One Hundred Second Series shall mean an amount determined by the Calculation Agent to be representative of single transactions at such time.

      "Telerate Page 3750" means the display designated as Page 3750 on Bridge Telerate, Inc. or any successor service for the purpose of displaying London interbank rates of major banks for U.S. dollar deposits.

      "Three Month Deposits" for purposes of calculating the Interest Rate for bonds of the One Hundred Second Series shall mean deposits in U.S. dollars having a maturity of three months for a period commencing on the second London Business Day immediately following the Interest Determination Date.

      The Interest Rate for bonds of the One Hundred Second Series for each Interest Period will be equal to three month LIBOR on the Interest Determination Date for that Interest Period plus .60%

      If the following circumstances exist on any Interest Determination Date, the Calculation Agent will determine LIBOR for the bonds of the One Hundred Second Series as follows:

                  (A) In the event no Reported Rate appears on Telerate Page 3750 as of approximately 11:00 a.m., London time, on an Interest Determination Date, the Calculation Agent will request the principal London offices of each of four major banks in the London interbank market selected by the Calculation Agent (after consultation with the Company) to provide a quotation of the rate at which Three Month Deposits in Representative Amounts are offered by it to prime banks in the London interbank market, as of approximately 11:00 a.m., London time, on that Interest Determination Date. If at least two rate quotations are provided, LIBOR will be the arithmetic mean of the rate quotations obtained by the Calculation Agent.

                  (B) In the event no Reported Rate appears on Telerate Page 3750 and the Calculation Agent obtains fewer than two rate quotations, LIBOR will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on that Interest Determination Date, by three major banks in New York City, selected by the Calculation Agent (after consultation with the Company), for Three Month Deposits in Representative Amounts to leading European banks, commencing on the second London Business Day immediately following that Interest Determination Date; provided, however, that if fewer than three banks selected by the Calculation Agent are quoting those rates, LIBOR for the applicable Interest Period will be the same as LIBOR in effect for the immediately preceding Interest Period.

      The determination of the Calculation Agent of the Interest Rate for a particular Interest Period, absent willful default, bad faith or manifest error will be binding and conclusive upon the registered owners of bonds of the One Hundred Second Series, the Company and the Trustee.

      Interest on the bonds of the One Hundred Second Series shall be calculated by multiplying the actual number of days for which interest is payable in the relevant Interest Period by the Interest Rate divided by 360. All dollar amounts resulting from such calculation shall be rounded, if necessary, to the nearest cent, with one-half cent rounded upward.

      The Company shall cause the Calculation Agent to agree to notify the Trustee of the Interest Rate for each Interest Period promptly upon the determination of such Interest Rate.

      Notwithstanding the foregoing, so long as there is no existing default in the payment of interest on the bonds of the One Hundred Second Series, the person in whose name any bond of the One Hundred Second Series is registered at the close of business on any Record Date (as hereinafter defined) with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. "Record Date" for bonds of the One Hundred Second Series shall mean (a) the business day next preceding the corresponding Interest Payment Date as long as the applicable bonds of the One Hundred Second Series are held by a securities depository or its nominee and (b) the fifteenth calendar day preceding the corresponding Interest Payment Date if the applicable bonds of the One Hundred Second Series are not held by a securities depository or its nominee.

       The bonds of the One Hundred Second Series will be initially issued pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), in global form registered in the name of Cede & Co. (as nominee for The Depository Trust Company ("DTC"), New York, New York). The bonds of the One Hundred Second Series in global form shall bear the depository legend in substantially the form set forth in Exhibit A hereto. The bonds of the One Hundred Second Series shall contain restrictions on transfer, substantially as described in the form thereof set forth in Exhibit A hereto. Each bond of the One Hundred Second Series, whether in a global form or in a certificated form, shall bear the non-registration legend in substantially the form set forth in such form, unless otherwise agreed by the Company, such agreement to be confirmed in writing to the Trustee. Nothing in the Mortgage, the bonds of the One Hundred Second Series or this certificate shall be construed to require the Company to register any of the bonds of the One
Hundred Second Series under the Securities Act, unless otherwise expressly agreed by the Company, confirmed in writing to the Trustee, or to make any transfer of such bonds of the One Hundred Second Series in violation of applicable law.

      It is contemplated that beneficial interests in the bonds of the One Hundred Second Series owned by qualified institutional buyers (as defined in Rule 144A under the Securities Act)("QIBs") or sold to QIBs in reliance upon Rule 144A under the Securities Act will be represented by one or more separate certificates in global form registered in the name of Cede & Co., as registered owner and as nominee for DTC; beneficial interests in the bonds of the One Hundred Second Series sold to foreign purchasers pursuant to Regulation S under the Securities Act will be evidenced by one or more separate certificates in global form (each a "Regulation S Global Certificate") and will be registered in the name of Cede & Co., as registered owner and as nominee for DTC for the accounts of Euroclear and Cedel Bank; prior to the 40th day after the date of initial issuance of the bonds of the One Hundred Second Series, beneficial interests in a Regulation S Global Certificate may be held only through Euroclear or Cedel Bank; bonds of the One Hundred Second Series acquired by Institutional Accredited Investors (as defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act) ("IAIs") and other eligible transferees, who are not QIBs and who are not foreign purchasers pursuant to Regulation S under the Securities Act, will be in certificated form. The Trustee, the Security Registrar and the Company will have no responsibility or liability for any aspect of transfers of beneficial interests in the bonds of the One Hundred Second Series, any records of DTC of beneficial interests or any transactions between DTC and its participants or between any such participants and any other beneficial owners or for monitoring, supervising or reviewing of any thereof.

      In connection with any transfer of bonds of the One Hundred Second Series, the Trustee, the Security Registrar and the Company shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the certificates and other information (in the forms attached hereto as Exhibit A, for use in connection with the transfer of the bonds of the One Hundred Second Series in certificated form, or Exhibit B, for use in connection with the transfer of beneficial interests in one certificate in global form to another certificate in global form or to a bond of the One Hundred Second Series in certificated form, or otherwise) received from the Holders and any transferees of any bonds of the One Hundred Second Series regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such bond of the One Hundred Second Series and any other facts and circumstances related to such transfer.

      Bonds of the One Hundred Second Series will have such other terms and provisions as set forth in the form thereof, attached hereto as Exhibit A, and shall be issued in substantially such form.

            (I) Any interest on any bond of the One Hundred Second Series which is payable but is not punctually paid or duly provided for, on any Interest Payment Date (herein called

"Defaulted Interest"), shall forthwith cease to be payable to the registered owner on the relevant Record Date solely by virtue of such owner having been such owner; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in subsection A or B below:

                  A. The Company may elect to make payment of any Defaulted
            Interest on the bonds of the One Hundred Second Series to the persons in whose names such bonds are registered at the close of business on a Special Record Date (as hereinafter defined) for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each bond of the One Hundred Second Series and the date of the proposed payment (which date shall be such as will enable the Trustee to comply with the next sentence hereof), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this subsection provided and not to be deemed part of the Mortgaged and Pledged Property. Thereupon the Trustee shall fix a date (herein referred to as a "Special Record Date") for the payment of such Defaulted Interest which date shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each registered owner of a bond of the One Hundred Second Series at such owner's address as it appears in the bond register not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion in the name and at the expense of the Company, cause a similar notice to be published at least once in one Daily Newspaper of general circulation in the Borough of Manhattan, The City of New York, New York and in one Daily Newspaper of general circulation in the City of Dallas, Texas, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the bonds of the One Hundred Second Series are registered on such Special Record Date and shall no longer be payable pursuant to the following subsection B.

                  B. The Company may make payment of any Defaulted Interest on the bonds of the One Hundred Second Series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such bonds may be listed and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this subsection, such payment shall be deemed practicable by the Trustee.

      Subject to the foregoing provisions of this Section, each bond of the One Hundred Second Series delivered under the Mortgage upon transfer of or in exchange for or in lieu of any other bond shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other bond and each such bond shall bear interest from such date, that neither gain nor loss in interest shall result from such transfer, exchange or substitution.

            (II) Bonds of the One Hundred Second Series shall not be redeemable prior to December 15, 2001. On or after December 15, 2001, bonds of the One Hundred Second Series shall be redeemable, at the option of the Company, in whole but not in part on the 15th day of any March, June, September or December prior to maturity, upon notice, as provided in Section
12.02 of the Original Indenture, mailed at least thirty (30) days prior to the date fixed for redemption, at a redemption price of 100% of the principal amount of the bonds to be redeemed together with accrued interest to the date fixed for redemption.

            (III) At the option of the registered owner, any bonds of the One Hundred Second Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

      Bonds of the One Hundred Second Series shall be transferable, upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York.

      Upon any exchange or transfer of bonds of the One Hundred Second Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 2.05 of the Original Indenture, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of the One Hundred Second Series.



                                  ARTICLE II.
                            MISCELLANEOUS PROVISIONS

      SECTION 2.1 Subject to the amendments provided for in this Sixty-second Supplemental Indenture, the terms defined in the Original Indenture, as heretofore supplemented, shall for all purposes of this Sixty-second Supplemental Indenture have the meanings specified in the Original Indenture, as heretofore supplemented.

      SECTION 2.2 The holders of bonds of the One Hundred Second Series consent that the Company may, but shall not be obligated to fix a record date for the purpose of determining the holders of bonds of the One Hundred Second entitled to consent to any amendment, supplement or waiver. If a record date is fixed, those persons who were holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

      SECTION 2.3 The Trustee hereby accepts the trusts herein declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions herein and in the Original Indenture, as heretofore supplemented, set forth and upon the following terms and conditions:

      The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Sixty-second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XIX of the Original Indenture shall apply to and form part of this Sixty-second Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Sixty-second Supplemental Indenture.

      SECTION 2.4 Whenever in this Sixty-second Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVIII and XIX of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Sixty-second Supplemental Indenture contained, by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

      SECTION 2.5 Nothing in this Sixty-second Supplemental Indenture expressed or implied, is intended, or shall be construed to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Sixty-second Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Sixty-second Supplemental Indenture contained, by or on behalf of the Company, shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and coupons Outstanding under the Mortgage.

      SECTION 2.6 This Sixty-second Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

      IN WITNESS WHEREOF, TXU ELECTRIC COMPANY has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its Chairman of the Board and Chief Executive, President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, and THE BANK OF NEW YORK has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be attested by one of its Vice Presidents, Assistant Vice Presidents, Assistant Secretaries or Assistant Treasurers, all as of the day and year first above written.


                                    TXU ELECTRIC COMPANY



                                    By    /s/ Kirk R. Oliver
                                      ----------------------------------
                                              Kirk R. Oliver
                                              Vice President






Attest:



      /s/ John Stephens, Jr.
------------------------------
 John Stephens, Jr.
 Assistant Secretary




Executed, sealed and delivered by
TXU ELECTRIC COMPANY
in the presence of:



      /s/ Laura Conn
------------------------------



------------------------------

                                    THE BANK OF NEW YORK,
                                    Trustee


                                    By    /s/ Walter N. Gitlin
                                      ---------------------------
                                          Walter N. Gitlin
                                          Vice President


Attest:

      /s/ Mary K. LaGumina
------------------------------
Mary K. LaGumina
Vice President




Executed, sealed and delivered by
THE BANK OF NEW YORK
in the presence of:



      Michael C. Daly
------------------------------



      Essie Elcock
------------------------------

STATE OF TEXAS       )
                     ) SS.:
COUNTY OF DALLAS     )

      Before me, a Notary Public in and for said State, on this day personally appeared Kirk R. Oliver, known to me to be the person whose name is subscribed to the foregoing instrument and known to me to be a Vice President of TXU ELECTRIC COMPANY, a Texas corporation, and acknowledged to me that said person executed said instrument for the purposes and consideration therein expressed, and as the act of said corporation.

      Given under my hand and seal of office this 2nd day of July, 2001.

                                          /s/ Julia Laxson
                                    ------------------------------
                                    JULIA LAXSON
                                    Notary Public, State of Texas
                                    My Commission Expires February 26, 2005

STATE OF NEW YORK    )
                     ) SS.:
COUNTY OF NEW YORK   )

      Before me, a Notary Public in and for said State, on this day personally appeared WALTER N. GITLIN, known to me to be the person whose name is subscribed to the foregoing instrument and known to me to be a Vice President of THE BANK OF NEW YORK, a New York corporation, and acknowledged to me that said person executed said instrument for the purposes and consideration therein expressed, and as the act of said corporation.

      Given under my hand and seal of office this 2nd day of July, 2001.


                                          /s/ William J. Cassels
                                    ---------------------------------------
                                    WILLIAM J. CASSELS
                                    Notary Public, State of New York
                                    No. 01CA5027729
                                    Qualified in Bronx County
                                    Certificate filed in New York County
                                    Commission Expires May 16, 2002

                                                                       EXHIBIT A



                            [depository legend]

      Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                         [non-registration legend]


"THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (1) TO THE COMPANY, (2) IN A TRANSACTION ENTITLED TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, (3) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), OR
(5) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a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

REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1),
(2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF, OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (o)(2) OF RULE 902 UNDER, REGULATION S UNDER THE SECURITIES ACT."




                          [FORM OF SERIES C BOND]


                            First Mortgage Bond,
                  Floating Rate Series C due June 15, 2003


                                                      CUSIP No._____________

No.____________

      TXU ELECTRIC COMPANY, a corporation of the State of Texas (hereinafter called the Company), for value received, hereby promises to pay to or registered assigns, at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York,

                        _________________________ DOLLARS


on June 15, 2003, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay to the registered owner hereof interest thereon, from July 2, 2001, if the date of this bond is prior to September 15, 2001, or if the date of this bond is on or after September 15, 2001, from the September 15, June 15, December 15, or March 15 immediately preceding the date of this bond to which interest has been paid (unless the date hereof is an interest payment date to which interest has been paid, in which case from the date hereof), at a rate per annum which will be determined quarterly as provided in the Sixty-second Supplemental Indenture dated as of July 1, 2001, hereinafter referred to, such interest to be payable on March 15, June 15, September 15 and December 15 in each year (each an interest payment date), commencing on the interest payment date next succeeding the date of authentication of this bond, in each case in like coin or currency at such office or agency on the interest payment date, until the Company's obligation with respect to the payment of such principal shall have been discharged. If the Company shall default in the payment of interest due on any interest payment date, then interest shall be payable from the next preceding interest payment date to which interest has been paid, or, if no such interest has been paid on the bonds, from July 2, 2001.

      The interest so payable on any interest payment date will, subject to certain exceptions provided in the Mortgage hereinafter referred to, be paid to the person in whose name this bond is registered at the close of business on (1) the business day next preceding such interest payment date if this bond is in book-entry only form or (2) the fifteenth calendar day preceding such interest payment date as the case may be, if this bond is in certificated form (hereinafter called record dates), provided that, interest payable on the maturity date will be payable to the person to whom the principal hereof shall be payable. At the option of the Company, interest may be payable by check mailed on or prior to such interest payment date to the address of the person entitled thereto as such address shall appear on the register of the Company or by wire transfer to an account designated by the persons entitled thereto, provided that so long as this bond is in book-entry only form, all payments of principal and interest on this bond will be made in immediately available funds. The Company shall not be required to make transfers or exchanges of this bond while this bond is in certificated form for a period of fifteen days next preceding an interest payment date.

      Each Holder shall be deemed to understand that the offer and sale of the Securities of this series have not been registered under the Securities Act and that the Securities of this series may not be offered or sold except as permitted in the following sentence. Each Holder shall be deemed to agree, on its own behalf and on behalf of any accounts for which it is acting as hereinafter stated, that if such Holder sells any Securities of this series, such Holder will do so only (A) to the Company, (B) to a person whom it reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (C) to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act) that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities of this series, (D) in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and each Holder is further deemed to agree to provide to any person purchasing any of the Securities of this series from it a notice advising such purchaser that resales of the Securities of this series are restricted as stated herein.

      Each Holder shall be deemed to understand that, on any proposed resale of any Securities of this series pursuant to the exemption from registration under Rule 144 under the Securities Act, any Holder making any such proposed resale will be required to furnish to the Trustee and Company such certifications, legal opinions and other information as the Trustee and Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions in the form annexed hereto.

      This bond is one of an issue of bonds of the Company issuable in series and is one of a series known as its First Mortgage Bonds, Floating Rate Series C due June 15, 2003, all bonds of all series issued and to be issued under and equally secured by a Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto, including the Sixty-second
Supplemental Indenture dated as of July 1, 2001, called the Mortgage), dated as of December 1, 1983, executed by the Company to Irving Trust Company (now
The Bank of New York), Trustee. Reference is made to the Mortgage for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Trustee in respect thereof, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are and are to be secured, the circumstances under which additional bonds may be issued and the definition of certain terms hereinafter used. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage may be modified or altered by such affirmative vote or votes of the holders of bonds then Outstanding as are specified in the Mortgage; provided that, without the consent of the holder hereof, no such modification or alteration shall, among other things, impair or affect the right of the holder to receive payment of the principal of this bond, on or after the due date expressed herein, or permit the creation of any lien equal or prior to the Lien of the Mortgage or deprive the holder of the benefit of a lien on the Mortgaged and Pledged Property or impair or affect the right to receive payment of interest on this bond on or after the respective due dates expressed herein, without the consent of the holder of the right to such interest.

      The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a Default as in the Mortgage provided.

      This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by such owner's duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, upon surrender of this bond, and upon payment, if the Company shall require it, of the transfer charges provided for in the Mortgage, and thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustee shall be affected by any notice to the contrary.

      In the manner prescribed in the Mortgage, any bonds of this series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, together with a written instrument of transfer, wherever required by the Company, duly executed by the registered owner or by such owner's duly authorized attorney, are exchangeable for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

      The bonds of this series shall be redeemable as provided in the Sixty-second Supplemental Indenture, dated as of July 1, 2001.

      As provided in the Mortgage, the Company shall not be required to make transfers or exchanges of bonds of any series for a period of fifteen days next preceding any interest payment date for bonds of said series, or next preceding any designation of bonds of said series to be redeemed, and the Company shall not be required to make transfers or exchanges of any bonds designated in whole or in part for redemption.

      No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

      This bond shall not become obligatory until The Bank of New York, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of authentication certificate endorsed hereon.

      This bond shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the law of any other jurisdiction shall be mandatorily applicable.

      IN WITNESS WHEREOF, TXU ELECTRIC COMPANY has caused this bond to be signed in its corporate name by its Chairman of the Board, Chief Executive, President or one of its Vice Presidents by such officer's signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by such officer's signature or a facsimile thereof.


                                    TXU ELECTRIC COMPANY




                                    By
                                      --------------------------------------
                                                Vice President




ATTEST:



--------------------------------
      Assistant Secretary





                      TRUSTEE'S AUTHENTICATION CERTIFICATE

      This bond is one of the bonds, of the series herein designated, described or provided for in the within-mentioned Mortgage.

DATED:
        -------------------

                                    THE BANK OF NEW YORK,
                                                Trustee




                                    By
                                      --------------------------------------
                                                Authorized Officer

                         [CERTIFICATE OF TRANSFER]

       FIRST MORTGAGE BONDS FLOATING RATE SERIES C DUE JUNE 15, 2003

   FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

      Name and address of assignee must be printed or typewritten.


the within Security of the Company and does hereby irrevocably constitute and appoint ________________________________________________________________________

to transfer the said Security on the books of the within-named Company, with full power of substitution in the premises.

The undersigned certifies that said Security is being resold, pledged or otherwise transferred as follows: (check one)

|_|   to the Company;

|_| to a Person whom the undersigned reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A;

|_| in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act;

|_| to an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is acquiring this Security for investment purposes and not for distribution; (attach a copy of an Accredited Investor Certificate in the form annexed signed by an authorized officer of the transferee)

|_| as otherwise permitted by the non-registration legend appearing on this Security; or

|_| as otherwise agreed by the Company, confirmed in writing to the Trustee, as follows: [describe]



Dated:                                    Signature:
       -----------------------                       ---------------------------

                                          NOTICE: The signature to this
                                          assignment must correspond with the
                                          name as written upon the face of the
                                          within instrument in every particular
                                          without alteration or enlargement, or
                                          any change whatever.


                             SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirement of the registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                 [FORM OF ACCREDITED INVESTOR CERTIFICATE]





[Transferor Name and Address]



Ladies and Gentlemen:

In connection with our proposed purchase of First Mortgage Bonds Floating Rate Series C due June 15, 2003 (the "Bonds") issued by TXU Electric Company ("Issuer"), we confirm that:

            1. We have received a copy of the Offering Memorandum (the "Offering Memorandum") relating to the Bonds and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agree to the matters stated under the caption NOTICE TO INVESTORS in such Offering Memorandum, and the restrictions on duplication or circulation of, or disclosure relating to, such Offering Memorandum.

            2. We understand that any subsequent transfer of the Bonds is subject to certain restrictions and conditions set forth in the Indenture relating to Bonds (the "Indenture") and that any subsequent transfer of the Bonds is subject to certain restrictions and conditions set forth under NOTICE TO INVESTORS in the Offering Memorandum and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Bonds except in compliance with such restrictions and conditions and the Securities Act of 1933, as amended ("Securities Act").

            3. We understand that the offer and sale of the Bonds have not been registered under the Securities Act, and that the Bonds may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we sell any Bonds, we will do so only (A) to the Company, (B) to a person whom we reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Bonds (substantially in the form of this letter), (D) in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) in accordance with another applicable exemption from the registration requirements of the Securities Act, and we further agree to provide to any person purchasing any of the Bonds from us a notice advising such purchaser that resales of the Bonds are restricted as stated herein.

            4. We understand that, on any proposed resale of any Senior Note, we will be required to furnish to the Trustee and Issuer such certifications, legal opinions and other information as the Trustee and Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Bonds purchased by us will bear a legend to the foregoing effect.

            5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Bonds, and we and any accounts for which are acting are each able to bear the economic risk of our or its investment.

            6. We are acquiring the Bonds purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

      You, the Issuer and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.


                                          Very truly yours,



                                          By:
                                             ---------------------------
                                              Name:
                                              Title:

                                                                       EXHIBIT B


                            [CERTIFICATE OF TRANSFER]

                              TXU ELECTRIC COMPANY

       FIRST MORTGAGE BONDS FLOATING RATE SERIES C DUE JUNE 15, 2003

   FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto



PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

      Name and address of assignee must be printed or typewritten.

$
--------------------------------------------------------------------------------
principal amount of beneficial interest in the referenced Security of the Company and does hereby irrevocably constitute and appoint to transfer the said beneficial interest in such Security, with full power of substitution in the premises.

The undersigned certifies that said beneficial interest in said Security is being resold, pledged or otherwise transferred as follows: (check one)

|_|   to the Company;

|_| to a Person whom the undersigned reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A;

|_| in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act;

|_| to an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is acquiring this Security for investment purposes and not for distribution; (attach a copy of an Accredited Investor Certificate in the form annexed signed by an authorized officer of the transferee)

|_| as otherwise permitted by the non-registration legend appearing on this Security; or

|_| as otherwise agreed by the Company, confirmed in writing to the Trustee, as follows: [describe]

Dated:                                    Signature:
       ----------------------                        -----------------------

                                          NOTICE: The signature to this
                                          assignment must correspond with the
                                          name as written upon the face of the
                                          within instrument in every particular
                                          without alteration or enlargement, or
                                          any change whatever.


                               SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirement of the registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the registrar in addition to, or in substitution for,

STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                 [FORM OF ACCREDITED INVESTOR CERTIFICATE]




[Transferor Name and Address]



Ladies and Gentlemen:

In connection with our proposed purchase of First Mortgage Bonds Floating Rate Series C due June 15, 2003 (the "Bonds") issued by TXU Electric Company ("Issuer"), we confirm that:

            1. We have received a copy of the Offering Memorandum (the "Offering Memorandum") relating to the Bonds and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agree to the matters stated under the caption NOTICE TO INVESTORS in such Offering Memorandum, and the restrictions on duplication or circulation of, or disclosure relating to, such Offering Memorandum.

            2. We understand that any subsequent transfer of the Bonds is subject to certain restrictions and conditions set forth in the Indenture relating to Bonds (the "Indenture") and that any subsequent transfer of the Bonds is subject to certain restrictions and conditions set forth under NOTICE TO INVESTORS in the Offering Memorandum and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Bonds except in compliance with such restrictions and conditions and the Securities Act of 1933, as amended ("Securities Act").

            3. We understand that the offer and sale of the Bonds have not been registered under the Securities Act, and that the Bonds may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we sell any Bonds, we will do so only (A) to the Company, (B) to a person whom we reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Bonds (substantially in the form of this letter), (D) in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) in accordance with another applicable exemption from the registration requirements of the Securities Act, and we further agree to provide to any person purchasing any of the Bonds from us a notice advising such purchaser that resales of the Bonds are restricted as stated herein.

            4. We understand that, on any proposed resale of any Bonds, we will be required to furnish to the Trustee and Issuer such certifications, legal opinions and other information as the

      Trustee and Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Bonds purchased by us will bear a legend to the foregoing effect.

            5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Bonds, and we and any accounts for which are acting are each able to bear the economic risk of our or its investment.

            6. We are acquiring the Bonds purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

      You, the Issuer and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.


                                          Very truly yours,



                                          By:
                                             ----------------------------
                                              Name:
                                              Title: